Exhibit 99.3

SHINECO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On April 22, 2025, Shineco, Inc. (the “Company”), through its wholly-owned subsidiary, Shineco Life Science Group Hong Kong Co., Limited (“Shineco Life Science”), entered into a share purchase agreement (the “SPA”) with Dr. Lim Kah Meng (“Seller”), the sole shareholder of InfiniClone Limited, a company incorporated under the laws of Hong Kong (“InfiniClone”). Pursuant to the SPA, Shineco Life Science would acquire 51% of the equity interests of InfiniClone from the Seller (the “Acquisition”). As the consideration for the acquisition, the Company (a) shall pay the Seller US$19,895,600 in cash; and (b) shall issue 3,450,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to the Seller.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Acquisition.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the SEC’s final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited proforma condensed combined balance sheet as of March 31, 2025, together with the unaudited condensed combined statements of operations for the year ended June 30, 2024 and for the nine months ended March 31, 2025 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma adjustments and allocation of the Purchase Price are preliminary, are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on currently available information, including preliminary work performed by independent valuation specialists.

As of the date hereof, we have not completed the detailed valuation analysis and calculations necessary to arrive at final estimates of the fair market value of the assets of InfiniClone to be acquired and the liabilities to be assumed and the related allocations of the Purchase Price. Accordingly, certain of InfiniClone’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values.

Actual results will differ from the unaudited pro forma condensed combined financial information provided herein once we have completed the valuation analysis necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes for InfiniClone. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes for the year ended June 30, 2024, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024; and the historical unaudited consolidated financial statements of the Company and accompanying notes for the period ended March 31, 2025, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and (ii) the historical audited financial statements of InfiniClone and accompanying notes included for the year ended June 30, 2024, and the historical unaudited financial statements of InfiniClone and accompanying notes for the nine months period ended March 31, 2025, each of which are filed as Exhibits 99.1 and 99.2, respectively, with this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Acquisition been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Acquisition. Our actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and InfiniClone following the date of the unaudited pro forma condensed combined financial statements.

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

	SHINECO, INC.	INFINICLONE		Pro Forma Adjustments		Note	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$192,735		$649		$(6)	(e)	$193,378
Accounts receivable, net	317						317
Due from related parties, net	24,456		374				24,830
Inventories, net	204,470		493,836				698,306
Advances to suppliers, net	1,011						1,011
Other current assets, net	12,132,571						12,132,571
Current assets held for discontinued operations	22,363,220						22,363,220
TOTAL CURRENT ASSETS	34,918,780		494,859		(6)		35,413,633

Property and equipment, net	73,008		22,118,724		1,255,187	(f) (g)	23,446,919
Intangible assets, net	9,849,888				22,357,250	(a) (h)	32,207,138
Goodwill	2,018,747				1,736,248	(b)	3,754,995
Operating lease right-of-use	68,729						68,729
Non-current assets held for discontinued operations	38,573,393						38,573,393
TOTAL ASSETS	$85,502,545		$22,613,583		$25,348,679		$133,464,807

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$1,747,681	$		$			$1,747,681
Accounts payable	78,715						78,715
Contract liabilities	26,958						26,958
Due to related parties	254,125		20,174				274,299
Other payables and accrued expenses	4,685,444				19,895,600	(i)	24,581,044
Operating lease liabilities - current	306,236						306,236
Convertible note payable - current	9,741,322						9,741,322
Taxes payable	662,587						662,587
Deferred income	31,099,110						31,099,110
TOTAL CURRENT LIABILITIES	48,602,178		20,174		19,895,600		68,517,952

Income tax payable - noncurrent portion	186,191						186,191
Operating lease liabilities - non-current	6,137						6,137
Long-term bank loans - non-current	1,000,597						1,000,597
Deferred tax liabilities	9,646,807				4,014,114	(j)(m)	13,660,921
TOTAL LIABILITIES	59,441,910		20,174		23,909,714		83,371,798

Commitments and contingencies							-

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock; par value $0.001, 150,000,000 shares authorized 2,179,844 and 332,215 shares issued and outstanding at March 31, 2025 and June 30, 2024	17,346		380		3,070	(c)	20,796
Additional paid-in capital	123,281,225		24,098,201		(19,961,651)	(c)(d)	127,417,775
Subscription receivable	(36,192,350)						(36,192,350)
Statutory reserve	4,350,297						4,350,297
Accumulated deficit	(73,102,508)		(1,127,996)		346,421	(e)(d)(g)(h)(m)	(73,884,083)
Accumulated other comprehensive gain (loss)	(189,035)		(377,176)		377,176	(k)	(189,035)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	18,164,975		22,593,409		(19,234,984)		21,523,400
Non-controlling interest	7,895,660				20,673,949	(k)	28,569,609
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$85,502,545		$22,613,583		$25,348,679		$133,464,807

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2025

	SHINECO, INC.	INFINICLONE	Pro Forma Adjustments	Note	Pro Forma Combined

REVENUE	$259,040				$259,040

COST OF REVENUE
Cost of product and services	135,852				135,852
Business and sales related tax	855				855
Total cost of revenue	136,707				136,707

GROSS INCOME	122,333				122,333

OPERATING EXPENSES
General and administrative expenses	5,069,621	759,929	1,846,377	(e)(g) (h)	7,675,927
Research and development expenses	54,602				54,602
Selling expenses	88,030				88,030
Total operating expenses	$5,212,253	759,929	1,846,377		$7,818,559

LOSS FROM OPERATIONS	(5,089,920)	(759,929)	(1,846,377)		(7,696,226)

OTHER INCOME (EXPENSE)
Gain from disposal of a subsidiary	$114,945				$114,945
Other income, net	3,505				3,505
Amortization of debt issuance costs	(482,664)				(482,664)
Interest expenses, net	(318,001)				(318,001)
Total other expenses	(682,215)				(682,215)

LOSS BEFORE PROVISION FOR INCOME TAXES FROM CONTINUING OPERATIONS	(5,772,135)	(759,929)	(1,846,377)		(8,378,441)

BENEFITS FOR INCOME TAXES	(187,854)		(313,883)	(m)	(501,737)

NET LOSS FROM CONTINUING OPERATIONS	(5,584,281)	(759,929)	(1,532,494)		(7,876,704)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of taxes	(15,874,674)				(15,874,674)
Gain on disposal of discontinued operations
Net loss from discontinued operations	(15,874,674)				(15,874,674)

NET LOSS	(21,458,955)	(759,929)	(1,532,494)		(23,751,378)

Net loss attributable to non-controlling interest	(2,693,076)		(750,919)	(n)	(3,443,995)

NET LOSS ATTRIBUTABLE TO SHINECO, INC.	(18,765,879)	(759,929)	(781,575)		(20,307,383)

COMPREHENSIVE LOSS
Net loss	(21,458,955)	(759,929)	(1,532,494)		(23,751,378)
Other comprehensive loss: foreign currency translation loss	41,102	204,581			245,683
Total comprehensive loss	(21,417,853)	(555,348)	(1,532,494)		(23,505,695)
Less: comprehensive loss attributable to non-controlling interest	(2,681,102)		(750,919)	(n)	(3,432,021)

COMPREHENSIVE LOSS ATTRIBUTABLE TO SHINECO, INC.	$(18,736,751)	(555,348)	(781,575)		$(20,073,674)

Weighted average number of shares basic and diluted	6,048,079		3,450,000	(l)	9,498,079

Basic and diluted loss per common share	(3.10)				(2.14)

Loss per common share
Continuing operations - Basic and Diluted	(0.84)				(0.47)
Discontinued operations - Basic and Diluted	(2.26)				(1.67)
Net loss per common share - basic and diluted	(3.10)				(2.14)

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2024

	SHINECO, INC.	INFINICLONE		Pro Forma Adjustments		Note	Pro Forma Combined

REVENUE	$9,801,856	$					$9,801,856

COST OF REVENUE
Cost of product and services	8,905,634						8,905,634
Business and sales related tax	14,054						14,054
Total cost of revenue	8,919,688						8,919,688

GROSS INCOME	882,168						882,168

OPERATING EXPENSES
General and administrative expenses	17,522,624		367,421		2,439,414	(e)(g) (h)	20,329,459
Research and development expenses	311,989						311,989
Selling expenses	113,426						113,426
Total operating expenses	$17,948,039		367,421		2,439,414		$20,754,874

(LOSS FROM OPERATIONS	(17,065,871)		(367,421)		(2,439,414)		(19,872,706)

OTHER INCOME (EXPENSE)
Impairment loss on an unconsolidated entity	$(26,003)	$		$			$(26,003)
Impairment loss on goodwill	(14,824,819)						(14,824,819)
Investment income from derivative financial assets	4,996						4,996
Loss from disposal of a subsidiary
Other income, net	222,910						222,910
Amortization of debt issuance costs	(655,751)						(655,751)
Interest expenses, net	(1,622,346)						(1,622,346)
Total other expenses	(16,901,013)						(16,901,013)

LOSS BEFORE PROVISION FOR INCOME TAXES FROM CONTINUING OPERATIONS	(33,966,884)		(367,421)		(2,439,414)		(36,773,719)

BENEFITS FOR INCOME TAXES	(758,902)				(414,700)	(m)	(1,173,602)

LOSS FROM CONTINUING OPERATIONS	(33,207,982)		(367,421)		(2,024,714)		(35,600,117)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of taxes	(49,455)						(49,455)
Gain on disposal of discontinued operations	8,904,702						8,904,702
Net loss from discontinued operations	8,855,247						8,855,247

NET LOSS	(24,352,735)		(367,421)		(2,024,714)		(26,744,870)

Net income (loss) attributable to non-controlling interest	(1,903,718)				(992,110)	(n)	(2,895,828)

NET LOSS ATTRIBUTABLE TO SHINECO, INC.	(22,449,017)		(367,421)		(1,032,604)		(23,849,042)

COMPREHENSIVE LOSS
Net loss	(24,352,735)		(367,421)		(2,024,714)		(26,744,870)
Other comprehensive loss: foreign currency translation loss	(3,299)		(581,752)				(585,051)
Total comprehensive loss	(24,356,034)		(949,173)		(2,024,714)		(27,329,921)
Less: comprehensive income (loss) attributable to non-controlling interest	(1,911,859)				(992,110)	(n)	(2,903,969)

COMPREHENSIVE LOSS ATTRIBUTABLE TO SHINECO, INC.	$(22,444,175)		(949,173)		(1,032,604)		$(24,425,952)

Weighted average number of shares basic and diluted	5,318,979				3,450,000	(l)	8,768,979

Basic and diluted loss per common share	(4.23)						(2.72)

Loss per common share
Continuing operations - Basic and Diluted	(5.89)						(3.73)
Discontinued operations - Basic and Diluted	1.66						1.01
Net loss per common share - basic and diluted	(4.23)						(2.72)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and the historical financial statements of InfiniClone. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited proforma condensed combined balance sheet as of March 31, 2025, together with the unaudited condensed combined statements of operations for the year ended June 30, 2024 and for the nine months ended March 31, 2025 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The Acquisition will be accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. We are treated as the “acquirer” and InfiniClone is treated as the “acquired” company for financial reporting purposes. Accordingly, the purchase consideration allocated to the InfiniClone business’s net assets and liabilities for preparation of the unaudited pro forma condensed combined balance sheet is based upon their estimated preliminary fair values assuming the Acquisition was completed as of March 31, 2025. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the InfiniClone’s business’s net assets and liabilities at March 31, 2025 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

We have not yet completed the detailed valuation studies necessary to arrive at the final estimates of the fair value of InfiniClone’s assets to be acquired, the liabilities to be assumed and the related allocations of the Purchase Price.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Actual results may differ from these unaudited pro forma condensed combined financial statements once we have determined the final Purchase Price for InfiniClone and have completed the valuation studies necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented. The preliminary unaudited pro forma Purchase Price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of the Company would have been had the Acquisition been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform InfiniClone’s presentation to that of the Company’s. As a result, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

Under the purchase method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these pro forma condensed combined financial statements is preliminary and based on estimates of the fair value as at March 31, 2025.

We have engaged a third-party valuation company to assist us with valuation of InfiniClone’s assets and liabilities. The detailed valuation necessary to estimate the fair value of the assets acquired and liabilities assumed has not yet been completed; accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company and are subject to change once additional analyses are completed. There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma condensed combined financial statements.

The Purchase Price, as provided in the SPA, provides for the Sellers to receive US$19,895,600 in cash consideration and 3,450,000 common shares of the Company.

Cash	$19,895,600
Estimated fair value of common shares issued	4,140,000
Estimated fair value of consideration transferred	$24,035,600

The table below represents the preliminary allocation of the estimated total Purchase Price to InfiniClone’s business’s assets and liabilities in the Acquisition based on our preliminary estimate of their respective fair values.

Description	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$649
Due from related parties, net	374
Inventories, net	493,836
Property and equipment, net	23,407,532
Intangible assets	24,170,000
Goodwill	1,736,248
Total assets acquired	49,808,639

Due to related parties	20,174
Deferred tax liabilities	4,327,997
Total liabilities acquired	4,348,171
Less: non-controlling interest	21,424,868
Estimated fair value of net assets acquired	$24,035,600

Our unaudited pro forma Purchase Price allocation includes certain identifiable intangible assets with an estimated fair value of approximately US$24,170,000. These intangible assets include exclusive and non-exclusive patent technology, each of which is expected to have a finite life and are expected to be amortized using the straight-line method over the respective lives of each asset.

Goodwill represents the amount of the Purchase Price in excess of the estimated preliminary amounts assigned to the fair value of the InfiniClone’s assets acquired and the liabilities assumed. Since these amounts are estimates, the final amount of goodwill recorded may differ materially from the amount presented. Goodwill will not be amortized, but will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, we will incur an impairment charge during the period in which the determination is made.

The preliminary fair value of the identifiable intangible assets acquired was estimated using a combination of different methods under the Cost-Based Approach. The Cost-Based Approach is a general way of determining a value indication of a business, business ownership interest, security, or intangible asset by using one or more methods that convert anticipated economic benefits into a present single amount. This valuation technique requires us to make certain assumptions about future operating and financial performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, the relationship between the assets acquired and the business as a whole, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

This preliminary unaudited pro forma Purchase Price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The final total consideration and amounts allocated to InfiniClone’s acquired assets and assumed liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the property and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in our actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

(a)	Adjustment includes preliminary estimated fair value of intangible assets acquired from InfiniClone.

(b)	Adjustment reflects preliminary estimated goodwill.

(c)	Adjustment reflects the preliminary estimated fair value of the common shares issued to InfiniClone’s equity holders. This equity consideration is included in the preliminary estimated fair value of the consideration transferred in the Acquisition.

(d)	Adjustment includes the elimination of the historical additional paid-in capital and accumulated deficit of InfiniClone.

(e)	Represents pro forma adjustment to eliminate transaction expenses related to the Acquisition incurred by the Company and InfiniClone, which will not be recurring after the completion of the Acquisition.

(f)	Adjustment includes preliminary estimated fair value of property and equipment acquired from InfiniClone.

(g)	Adjustment includes the cumulative impact of preliminary depreciation or amortization expense for property and equipment acquired.

(h)	Adjustment includes the cumulative impact of the amortization of identifiable intangible assets.

(i)	Accrued consideration payable to the original shareholder of InfiniClone for the business acquisition.

(j)	To record the increase of deferred tax liabilities as a result of the increase in value of property and equipment, and intangible assets, which may be taxable in the future.

(k)	Adjustment reflects portion of net assets of InfiniClone attributable to non-controlling interest.

(l)	Increase in the weighted average shares in connection with the issuance of 3,450,000 common shares as the consideration of the acquisition.

(m)	To record the reversal of deferred tax liabilities as a result of the depreciation or amortization of property and equipment and identifiable intangible assets.

(n)	Adjustment reflects portion of comprehensive income (loss) of InfiniClone attributable to non-controlling interest.